Exhibit 99.1

AirSculpt Technologies, Inc.

Announces Executive Leadership Changes & Reiterates 2022 Revenue Guidance

Todd Magazine Appointed CEO & Dr. Aaron Rollins Named Executive Chairman

Miami Beach, Fla., January 6, 2023 (GLOBE NEWSWIRE)— AirSculpt Technologies, Inc., (“AirSculpt” or the “Company”) (NASDAQ: AIRS) an industry leader and provider of premium body contouring procedures, announced today that AirSculpt Founder and current Chief Executive Officer, Dr. Aaron Rollins, will become Executive Chairman of the Board of Directors. Dr. Rollins will be primarily focused on leading the Company’s overall vision and providing strategic guidance.

In addition, the Company announced today that Todd Magazine has been appointed Chief Executive Officer.  Mr. Magazine will work closely with Dr. Rollins to develop and execute the company’s growth strategy. He will assume CEO responsibilities at the end of January.

"I am thrilled to announce the addition of Todd to our team," said Dr. Rollins.  "He is a seasoned strategic leader and brings a wealth of experience to guide our team in scaling our business both domestically and internationally. Our complementary skillsets bring a new level of excellence to the company."

"I am very excited about working with Dr. Rollins and the team to build upon an already strong foundation of success," said Mr. Magazine. "There is a tremendous opportunity to increase growth by leveraging AirSculpt's proprietary technology and premium experience, as well as by building awareness of the brand.  I have no doubt AirSculpt will be the market leader in body contouring very soon."

Mr. Magazine brings to AirSculpt more than 30 years of experience in retail operations and brand-building. For the past 10 years, he has been the CEO of Blink Fitness, a subsidiary of Equinox, where he led the company of over 1,500 employees from four locations to over 100 and increased membership 25x. Prior to that, he was North American President of Pfizer's OTC business, held president's roles for Gatorade and Quaker Oats at PepsiCo, and led various marketing teams at Procter & Gamble. Mr. Magazine received a BA from The University of Michigan and his MBA from Northwestern University's Kellogg School of Management.

The Company also reiterated its full-year 2022 revenue guidance of $168-$170 million.

Investor Contact:

Steven Halper/Caroline Paul

Managing Directors, LifeSci Advisors

investors@elitebodysculpture.com

Media Contact:

Stephanie Evans Greene

Chief Marketing Officer

AirSculpt Technologies, Inc.

sevansgreene@elitebodysculpture.com

About AirSculpt

AirSculpt (NASDAQ: AIRS) is an experienced, fast-growing international provider of body contouring procedures delivering a premium consumer experience under its brand, Elite Body Sculpture. At Elite Body Sculpture, we provide custom body contouring using our proprietary AirSculpt® method that removes unwanted fat in a minimally invasive procedure, producing dramatic results. It is our mission to generate the best results for our patients.

Forward-Looking Statements

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.

The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.

There also may be other risks that are currently unknown to us or that we are unable to predict at this time.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements speak only as of the date they were made, and we are under no duty to update any of these forward-looking statements after the date of this press release to conform our prior statements to actual results or revised expectations.